Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 07/18/2011 01:25 PM
ID: 2011-000604684

Foreign Profit Corporation Articles of Domestication

Pursuant to W.S. 17-16-1801 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Domestication and for that purpose hereby submits Articles of Domestication.

1. Corporation name:

AppTech Corp.

2. Incorporated under the laws of: Nevada
(State or country of incorporation)

3. Date of incorporation: 10/25/2006
(mm/dd/yyyy)

4. Period of duration: Perpetual

(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual." You may refer to your Articles of Incorporation or contact the Corporations Division in your state of incorporation for your period of duration.)

5. Mailing address of the corporation:

2002 Timberloch Drive
Suite 200
The Woodlands, TX 77380

6. Principal office address:

2002 Timberloch Drive
Suite 200
The Woodlands, TX 77380

7. Name and physical address of its registered agent:

(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. The registered agent must have a physical address in Wyoming. A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)

VCorp Services, LLC
204 E. 3rd Avenue
Cheyenne, WY 82001

RECEIVED JUL 13 2011 SECRETARY OF STATE WYOMING

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Wyoming Business Corporation Act.

RECEIVED JUN 29 2011 SECRETARY OF STATE WYOMING

Received JUN 20 2011

WQD

9. Names and usual business addresses of its current officers and directors:

Office	Name	Address
President	Wm. Eric Ottens	2002 Timberloch Dr., Ste. 200, The Woodlands, TX 77380
Vice President		
Secretary	Wm. Eric Ottens	2002 Timberloch Dr., Ste. 200, The Woodlands, TX 77380
Treasurer	Wm. Eric Ottens	2002 Timberloch Dr., Ste. 200, The Woodlands, TX 77380
Director	Wm. Eric Ottens	2002 Timberloch Dr., Ste. 200, The Woodlands, TX 77380
Director		
Director		

10. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
7,500,000,000	common		$0.001

11. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
7,500,000	preferred		$0.001

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

13. SEE ATTACHMENT.

Signature: [signature]

Date: 06/16/2011 (mm/dd/yyyy)

Print Name: Wm. Eric Ottens

Title: President

Contact Person: Wm. Eric Ottens

Daytime Phone Number: 832-655-5991

Email: [illegible]@gmail.com

RECEIVED JUL 13 2011 SECRETARY OF STATE WYOMING

Received JUN 20 2011 Secretary of State Wyoming

AppTech Corp.
Articles of Domestication
Attachment – Item 13

The effective date of the filing of these Articles of Domestication shall be June 20, 2011.